UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26497 Rancho Parkway South
Lake Forest, CA 92630
(Address of principal executive offices)  (zip code)

(855) 266-4663
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

On October 25, 2013, we entered into a Securities Purchase Agreement with a third-party creditor pursuant to which we sold Three Hundred Ninety-Five Thousand Eight Hundred and Five (395,805) shares of our common stock, restricted in accordance with Rule 144, at a per-share purchase price of Sixteen and One-Half Cents ($0.165), for a total purchase price of Sixty-Five Thousand Three Hundred and Seven Dollars and Eighty-One Cents ($65,307.81). The Purchase Price was paid by full satisfaction of accounts payable owed to the creditor by the Company in the amount of Eleven Thousand One Hundred and Twenty-Five Dollars ($11,125), and in full satisfaction of a promissory note in the original principal amount of Fifty-Three Thousand Seven Hundred and Fifty Dollars ($53,750) entered into with the creditor on or about December 31, 2012. The principal and interest outstanding on the promissory note as of October 18, 2013 was Fifty-Four Thousand One Hundred Eighty-Two Dollars and Eighty-One Cents ($54,182.81). The purchase and sale of the shares closed on October 25, 2013.

The shares issued pursuant to the Securities Purchase Agreement were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) promulgated thereunder. The Purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Securities Purchase Agreement dated October 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: October 25, 2013	By:	/s/ James Pakulis
James Pakulis
President and Chief Executive Officer